Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount of Securities to be Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	(1)	500,000	(2)	$4.305	(1)	$2,152,500	0.00015310	$329.55

		Total Offering Amounts							$2,152,500		$329.55
		Total Fees Previously Paid									—
		Total Fee Offsets									—
		Net Fee Due									$329.55

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on April 2, 2025, as reported on the NYSE American LLC.

(2)	Represents shares of common stock, par value $0.0001 per share (the “Common Stock”) of Mobile Infrastructure Corporation (the “Company”) to be offered and sold by the selling securityholders named in the prospectus (the “Prospectus”) which forms a part of the registration statement to which this exhibit relates or their permitted transferees (the “Selling Securityholders”).

Calculation of Filing Fee Tables

Post-Effective Amendment No. 2 to Form S-11 on Form S-3

(Form Type)

Table 3: Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share	2,553,192	(2)	$19,991,493.36		S-11	333- 274666	November 2, 2023
Equity	Common Stock, par value $0.0001 per share	34,573,673	(3)	$164,916,420.21		S-11	333- 274666	November 2, 2023
Equity	Warrant to purchase Common Stock	2,553,192	(4)	$—	(5)	S-11	333- 274666	November 2, 2023

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the post-effective amendment to the registration statement on Form S-11 on Form S-3 to which this exhibit relates shall also cover any additional shares of Common Stock of the Company that become issuable with respect to the securities identified in the above table, by reason of any stock dividends, stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations or other similar transactions effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock of the Company that are issuable upon the exercise of warrants to purchase Common Stock (the “Warrants”) originally issued to Color Up, LLC.

(3)	Represents shares of Common Stock to be offered and sold by the Selling Securityholders consisting of (i) 3,937,246 shares of Common Stock originally issued as merger consideration to Color Up, LLC, a former stockholder of Legacy MIC (as defined in the Prospectus) in connection with the consummation of the Merger (as defined in the Prospectus), (ii) 907,000 shares of Common Stock issued to Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (the “Sponsor”) upon the conversion of FWAC Class A Shares (as defined in the Prospectus) in connection with the Domestication (as defined in the Prospectus) originally purchased by Sponsor in a private placement in connection with the FWAC IPO (as defined in the Prospectus), (iii) 1,990,000 shares of Common Stock issued upon the conversion of FWAC Class B Shares (as defined in the Prospectus) in connection with the Domestication originally purchased by the Sponsor, (iv) 13,787,462 shares of Common Stock issued on December 31, 2023 upon the conversion of 46,000 shares of Series 2 Convertible Preferred Stock, inclusive of 1,253,404 shares of Common Stock issued as Dividends (as defined in the Prospectus) to the Preferred PIPE Investors (as defined in the Prospectus), (v) 9,381,458 shares of Common Stock issued upon our election to issue shares of Common Stock in lieu of cash payments upon redemption of Common Units (as defined in the Prospectus) and (vi) 13,951,965 shares of Common Stock issuable in the event of the Company’s election to tender shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units.

(4)	Represents the resale of the Warrants.

(5)	In accordance with Rule 457(g) under the Securities Act, no separate fee was due for the Warrants and the entire fee is allocated to the underlying shares of Common Stock.